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     As filed with the Securities and Exchange Commission on July 31, 1997

                                                      Registration No. 333-16183
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                             ROUGE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                               38-3340770
(State or other jurisdiction of                              (I.R.S. Employer
     incorporation or organization)                       Identification Number)

                                3001 MILLER ROAD
                                 P.O. BOX 1699
                            DEARBORN, MI  48121-1699
                                 (313) 317-8900
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               CARL L. VALDISERRI
                              ROUGE STEEL COMPANY
                                3001 MILLER ROAD
                                 P.O. BOX 1699
                            DEARBORN, MI  48121-1699
                                 (313) 317-8900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -----------------------

                                   COPIES TO:

      SAMUEL M. FEDER, ESQ.                         ALAN L. BELLER, ESQ.
         Rogers & Wells                       Cleary, Gottlieb, Steen & Hamilton
         200 Park Avenue                              One Liberty Plaza
    New York, New York  10166                     New York, New York 10006
         (212) 878-8000                                (212) 225-2000


                            -----------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement has been declared effective.
                            -----------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            -----------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



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                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

     This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Rouge Steel Company, a Delaware corporation ("Rouge Steel"), of a holding company form of organizational structure. The holding company organizational structure was effected pursuant to an Agreement and Plan of Merger (the "Merger Agreement") among Rouge Steel, Rouge Industries, Inc., a Delaware corporation ("Registrant") and Rouge Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Registrant ("Merger Sub"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Rouge Steel with and into Merger Sub, with Rouge Steel as the surviving corporation. Pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, stockholder approval of the Merger was not required.

     As a result of the Merger, which was consummated at 11:59 p.m. on July 30, 1997, Rouge Steel became a direct wholly-owned subsidiary of Registrant. Each share of class A common stock, par value $.01 per share, of Rouge Steel issued and outstanding was converted into and exchanged for one share of class A common stock, par value $.01 per share, of Registrant and each share of class B common stock, par value $.01 per share, of Rouge Steel issued and outstanding was converted into and exchanged for one share of class B common stock, par value $.01 per share, of Registrant.

     Also as a result of the Merger, each outstanding employee stock option to purchase shares of Rouge Steel's class A common stock granted under any employee stock option or compensation plan or arrangement of Rouge Steel was converted into an option to purchase one share of Registrant's class A common stock in accordance with the provisions of such employee stock option or compensation plan or arrangement.

     In accordance with Rule 414 under the Securities Act, Registrant, as the successor issuer of the class A and class B common stock, hereby expressly adopts this registration statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

     The applicable registration fees were paid at the time of the original filing of this registration statement.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 21st day of July, 1997.


                                       ROUGE INDUSTRIES, INC.



                                       By: /s/ Carl L. Valdiserri
                                       ---------------------------------------
                                           Name:  Carl L. Valdiserri
                                           Title: Chief Executive Officer and
                                                  Chairman of the Board






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     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed by the following persons in the capacities indicated with respect to Rouge Industries, Inc., on this 21st day of July, 1997.



         Signature                                 Title
         ---------                                 -----

/s/ Carl L. Valdiserri       Chief Executive Officer and Chairman of the Board
-----------------------
Carl L. Valdiserri

/s/ Louis D. Camino          President, Chief Operating Officer and Director
-----------------------
Louis D. Camino

/s/ Gary P. Latendresse      Vice President, Chief Financial Officer and
-----------------------      Director (Principal Financial and Accounting
Gary P. Latendresse          Officer)

/s/ Dominick C. Fanello      Director
-----------------------
Dominick C. Fanello

/s/ John E. Lobbia           Director
-----------------------
John E. Lobbia

/s/ Peter J. Pestillo        Director
-----------------------
Peter J. Pestillo

/s/ Clayton P. Shannon       Director
-----------------------
Clayton P. Shannon






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